UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2023

Berkeley Lights, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39388	35-2415390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 320

Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In November 2022, as previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022, Berkeley Lights, Inc. (the “Company”) became aware that an unknown third-party (“Bad Actor”), impersonating a Company employee over e-mail through domain spoofing, fraudulently induced the Company’s transfer agent (the “Transfer Agent”) to issue and convey 3.3 million purported shares of the Company’s common stock (the “Purported Shares”). Working with the Transfer Agent, the Company has recovered approximately $9.2 million in cash. That amount is approximately equal to the trading value of the Purported Shares as of December 16, 2022. In addition, the Company engaged a third-party cybersecurity firm to conduct an independent investigation of the Company’s systems. The forensic investigators concluded that the Bad Actor never gained unauthorized access to the Company’s systems, and that the incident was not caused or otherwise facilitated by a breach of the Company’s systems.

The Company’s Board of Directors (the “Board”) has determined that the issuance of the Purported Shares, even though it occurred without any involvement or knowledge by the Company, may be treated as a defective corporate act that involves the issuance of shares of putative stock (as defined in Section 204(h) of the Delaware General Corporation Law (“DGCL”)) without proper Company authorization (the “Defective Act”). The Board determined that, given the uncertainty that the existence of untraceable Purported Shares would pose to the Company’s stockholder base as well as to important corporate acts that require stockholder action or participation, it is advisable and in the best interests of the Company and its stockholders to ratify the Defective Act. The Company’s Amended and Restated Certificate of Incorporation provides a sufficient number of authorized shares of the Company’s common stock to ratify the Defective Act.

The Board adopted a resolution ratifying the Defective Act on February 14, 2023. The ratification of the Defective Act is not required to be submitted to the Company’s stockholders for approval under Section 204 of the DGCL and Nasdaq Listing Rules.

The statutory notice of the adoption of such resolution, as required by Section 204(g) of the DGCL, is set forth in Exhibit 99.1 hereto and incorporated by referenced herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Statutory Notice Pursuant to Section 204 of the Delaware General Corporation Law.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkeley Lights, Inc.

Date: February 14, 2023	By:	/s/ Scott Chaplin
Name: Scott Chaplin
Title: Chief Legal Officer